UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

October 12, 2010

ATLANTIC GREEN POWER HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-143352 (Commission File Number)	20-8901634 (IRS Employer Identification Number)
Bayport One Suite 455 8025 Black Horse Pike West Atlantic City, New Jersey 08232 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (609) 241-6027

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On October 12, 2010, Atlantic Green Power Holding Company (the “Company”) entered into a Subscription Agreement, a copy of which is attached hereto as Exhibit 10.1 (the “Subscription Agreement”), with Alpha Capital Anstalt and Adventure Ventures LLC (collectively, the “Subscribers”), pursuant to which the Subscribers purchased convertible promissory notes in the aggregate principal amount of $500,000, which are convertible into shares of the Company’s common stock, par value $0.000001 per share (“Common Stock”), and warrants to purchase an aggregate of up to 535,714 shares of the Company’s Common Stock.  Each promissory note has a term of eighteen (18) months and accrues interest at a rate of eight percent (8%) annually.  The holder of a convertible promissory note shall have the right from and after the issuance thereof until such time as the convertible promissory note is fully paid, to convert any outstanding and unpaid principal portion thereof into shares of Common Stock at a conversion price of $0.70 per share.  The conversion price and number and kind of shares to be issued upon conversion of the convertible promissory notes are subject to adjustment from time to time as more fully set forth in the Form of Convertible Note attached hereto as Exhibit 4.1.  A description of the warrants is provided under Item 3.02 below.

The Company will not be required to register the shares of Common Stock issuable upon the conversion of one or both of the convertible promissory notes, nor the shares of Common Stock issuable upon the exercise of either of the warrants.  The Company has agreed to timely file all quarterly and annual reports so that Rule 144 may be available to the Subscribers.  For each month this condition is not met, the Company will pay liquidated damages equal to two percent (2%) of the principal amount of the convertible promissory notes then outstanding.  The Company has further agreed to pay certain liquidated damages to the Subscribers should the shares of Common Stock issuable upon the conversion of one or more of the convertible promissory notes or exercise of the warrants are not timely delivered.

Immediately following the closing of the transaction described above, 43,199,750 shares of the Company’s Common Stock were outstanding.

Section 3 – Securities and Trading Markets

Item 3.02. – Unregistered Sales of Equity Securities.

As set forth under Item 1.01 above, the Company has issued warrants to purchase an aggregate of up to 535,714 shares of the Company’s Common Stock to the Subscribers.  In connection with the issuance of the warrants to purchase Common Stock, the Company relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act of 1933, as amended.

Each of the warrants issued to the Subscribers has a term of five years from October 12, 2010 and was fully vested on the date of issuance.  The warrants are exercisable at $1.00 per share of Common Stock.  The number of shares of Common Stock underlying each warrant and the exercise price are subject to certain adjustments more particularly described in the Form of Common Stock Purchase Warrant attached as Exhibit B to the Subscription Agreement being filed herewith.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
4.1	Form of Convertible Promissory Note, dated October 12, 2010, issued to the following subscribers and in the following amounts: Alpha Capital Anstalt ($350,000); and Adventure Ventures LLC ($150,000).

10.1
Subscription Agreement, dated as of October 12, 2010, by and among Atlantic Green Power Holding Company (the “Company”) and Alpha Capital Anstalt and Adventure Ventures LLC, including Exhibit B – Form of Common Stock Purchase Warrant.  Upon the request of the Securities and Exchange Commission, the Company agrees to furnish copies of each of the following schedules and exhibits:  Schedule 5(a) – Subsidiaries; Schedule 5(d) – Capitalization and Additional Issuances; Schedule 5(l) – Defaults; Schedule 5(p) – No Undisclosed Events or Circumstances; Schedule 5(q) – Banking; Schedule 5(x) – Transfer Agent; Schedule 9(e) – Use of Proceeds; Exhibit A – Form of Convertible Note (included as Exhibit 4.1); Exhibit C – Form of Escrow Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC GREEN POWER HOLDING COMPANY (Registrant)

By:	/s/ Robert Demos, Jr.
Robert Demos, Jr.
President and Chief Executive Officer

Date:  October 15, 2010

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Convertible Promissory Note, dated October 12, 2010, issued to the following subscribers and in the following amounts: Alpha Capital Anstalt ($350,000); and Adventure Ventures LLC ($150,000).

10.1
Subscription Agreement, dated as of October 12, 2010, by and among Atlantic Green Power Holding Company (the “Company”) and Alpha Capital Anstalt and Adventure Ventures LLC, including Exhibit B – Form of Common Stock Purchase Warrant.  Upon the request of the Securities and Exchange Commission, the Company agrees to furnish copies of each of the following schedules and exhibits:  Schedule 5(a) – Subsidiaries; Schedule 5(d) – Capitalization and Additional Issuances; Schedule 5(l) – Defaults; Schedule 5(p) – No Undisclosed Events or Circumstances; Schedule 5(q) – Banking; Schedule 5(x) – Transfer Agent; Schedule 9(e) – Use of Proceeds; Exhibit A – Form of Convertible Note (included as Exhibit 4.1); Exhibit C – Form of Escrow Agreement.